This Structural Term Sheet, Collateral Term Sheet, or Computational Materials, as appropriate (the "material"), is for your private information and Banc of America Securities LLC (the "Underwriter") is not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriter considers reliable, but the Underwriter does not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation



-----------------
RFMSII 2004-HS1
-----------------
-----------------
CLASS A-I-2
-----------------


 Period  Pmt DateBalance  Principal    Period  Pmt DateBalance  Principal
-----------------------------------   -----------------------------------
-----------------------------------   -----------------------------------
   1     04/25/2030,500,000      0       51    #######24,827,080 368,985
   2     05/25/2030,500,000      0       52    #######24,458,095 364,142
   3     06/25/2030,500,000      0       53    #######24,093,952 359,369
   4     07/25/2030,500,000      0       54    #######23,734,584 354,663
   5     08/25/2030,500,000      0       55    10/25/223,379,921 350,025
   6     09/25/2030,500,000      0       56    11/25/223,029,896 345,453
   7     10/25/2030,500,000      0       57    12/25/222,684,443 340,947
   8     11/25/2030,500,000      0       58    01/25/222,343,496 336,340
   9     12/25/2030,500,000      0       59    #######22,007,156 331,966
   10    01/25/2030,500,000      0       60    #######21,675,189 327,656
   11    02/25/2030,500,000      0       61    #######21,347,533 574,950
   12    03/25/2030,500,000      0       62    #######20,772,583 560,720
   13    04/25/2030,500,000      0       63    #######20,211,863 546,840
   14    05/25/2030,500,000      0       64    #######19,665,023 533,301
   15    06/25/2030,500,000      0       65    #######19,131,722 520,096
   16    07/25/2030,500,000      0       66    #######18,611,626 507,216
   17    08/25/2030,500,000      0       67    10/25/218,104,410 494,653
   18    09/25/2030,500,000      0       68    11/25/217,609,756 482,400
   19    10/25/2030,500,000      0       69    12/25/217,127,356 470,450
   20    11/25/2030,500,000      0       70    01/25/216,656,90616,656,906
                                      -----------------------------------
   21    12/25/2030,500,000      0
   22    01/25/2030,500,000      0
   23    02/25/2030,500,000      0
   24    03/25/2030,500,000      0
   25    04/25/2030,500,000      0
   26    05/25/2030,500,000      0
   27    06/25/2030,500,000      0
   28    07/25/2030,500,000      0
   29    08/25/2030,500,000      0
   30    09/25/2030,500,000      0
   31    10/25/2030,500,000      0
   32    11/25/2030,500,000      0
   33    12/25/2030,500,000      0
   34    01/25/2030,500,000      0
   35    02/25/2030,500,000      0
   36    03/25/2030,500,000      0
   37    04/25/2030,500,000436,400
   38    05/25/2030,063,600430,468
   39    06/25/2029,633,131424,616
   40    07/25/2029,208,515418,843
   41    08/25/2028,789,672413,147
   42    09/25/2028,376,525414,644
   43    10/25/2027,961,881410,319
   44    11/25/2027,551,562404,892
   45    12/25/2027,146,671399,541
   46    01/25/2026,747,129394,266
   47    02/25/2026,352,863389,065
   48    03/25/2025,963,798383,937
   49    04/25/2025,579,861378,882
   50    05/25/2025,200,979373,898
-----------------------------------
-----------------------------------

Run at the Pricing Speed to Call



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